UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 3, 2016

KinerjaPay Corp.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168068

Delaware	42-1771817
(State of Incorporation)	(I.R.S. Employer Identification No.)

Jl. Multatuli, No.8A, Medan Indonesia	20151
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: +62-819-6016-168

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2016, PT. Kinerja Pay Indonesia ("PT. Kinerja Pay"), a wholly-owned Indonesian subsidiary of KinerjaPay Corp. a Delaware Corporation (the "Registrant"), entered into an addendum to the Service Agreement (the "Addendum"), effective as of July 1, 2016, by and between the Registrant and PT. Kinerja Pay, on the one hand, and PT. Kinerja Indonesia, organized under the laws of Indonesia (the "Service Provider"), on the other hand. The Service Agreement was attached as an exhibit to the Registrant's Form 8-K filed with the SEC on March 23, 2016. The Addendum is filed as Exhibit 10.29 to this Form 8-K.

The reason for entering into the Addendum with the Service Provider was due to the fact that the Service Provider has successfully established the requisite infrastructure for billing, collections, payments and related Payment Services in the furtherance of its various businesses, including its e-Wallet and Web Portal business that were the subject of the License Agreement between the Registrant and the Servicer Provider dated December 1, 2015, in lieu of PT. Kinerja Pay devoting the time, efforts and resources to develop its own Payment Services.

Pursuant to the terms of the Addendum, the Service Provider shall: (i) collect payments from the users of the licensed web portal, Kinerjapay.com, including cash deposits, bank transfers, debit cards payments, credit cards payments, and other forms of payment for transactions related to purchases or payments made for the use of PT. Kinerja Pay's licensed web portal; and (ii) distribute the appropriate payments to vendors, less the commissions chargeable (the "Commissions") for all transactions generated by the users while using the licensed web portal following receipt of payments made by the vendors, which Commissions shall be paid to PT. Kinerja. In consideration for its Payment Services, PT. Kinerja Pay shall pay the Service Provider a flat administrative fee of $200 per month.

The Addendum also contemplates the assignment by the Service Provider of separate vendor agreements to PT. Kinerja Pay by or before the end of 2016. This assignment will be subject to a separate agreement between the parties.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2016, the Registrant's Board of Directors adopted restated By-Laws (the "By-Laws"), a copy of which is attached hereto as Exhibit 3.2. The reason for the new By-Laws was to reflect the Registrant's name change.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
3.2	By-Laws, Restated, dated July 1, 2016, filed herewith.
10.29	Addendum to Service Agreement, dated August 22, 2016, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
KinerjaPay Corp.

By:	/s/ Edwin Witarsa Ng
Name:	Edwin Witarsa Ng
Title:	Chief Executive Officer

Date: September 7, 2016